BCSC

British Columbia Securities Commission

By mail and facsimile

May 27, 2011
File No.: S-249442-3

Dr. Robert F. Ryan
President and Chief Executive Officer
Nuvilex, Inc.
300-7702 E. Doubletree Ranch Road
Scottsdale, AZ 85258
USA

Dear Dr. Ryan:

Nuvilex, Inc. (the Company) – Cease Trade Order

Staff of the British Columbia Securities Commission has reviewed the Company's status. In staff's opinion, the Company is a reporting issuer under BCI 51-509 *Issuers Quoted in the U.S. Over-the-Counter Markets.*

The Company has failed to file:

1. copies of its news releases dated April 20, 2011, May 3, 2011, May 11, 2011, May 19, 2011, and May 26, 2011, and related material change reports, as required under Part 7 of NI 51-502 and section 5(b) of BCI 51-509,

2. copies of the following documents that the Company filed with the United States Securities and Exchange Commission:

   (a) Form 8-K *Current Report* dated November 11, 2010, filed April 26, 2011,

   (b) Form 10-K/A *Annual Report* for the fiscal year ended April 30, 2010, filed April 26, 2011,

   (c) Form 10-Q/A *Quarterly Report* for the quarterly period ended July 31, 2010, filed April 26, 2011, and

   (d) Form 10-Q *Quarterly Report* for the quarterly period ended October 31, 2010, filed April 26, 2011,

   as required under section 11.1 of NI 51-502 and section and section 5(b) of BCI 51-509, and

BCSC

3. Form 51-509F2 *Notice of Investor Relations Activities* disclosing its agreements with Marketsmart Communications Inc., Rob Goldman, and Marlin Molinaro, Marmel Communications,

(the required records).

As a result, the Executive Director has issued an order that all trading in the Company's securities cease until the Company files the required records and the Executive Director revokes the order.

The Executive Director may not revoke the order if it is prejudicial to the public interest to do so. In order to have the Company's application to revoke the cease trade order favourably considered, please ensure the Company is current in its filing obligations.

In addition, the Company's insiders must file insider reports and the Company's directors, officers, promoters and control persons must file personal information forms. Should they fail to do so, we may issue cease trade orders against them individually.

If you wish to appeal the order in a hearing before the Commission, you may do so under section 165 of the Act, which requires that you provide notice in accordance with that section within 30 days of the date of the order.

Staff of the Commission are willing to discuss with you how the Company and its insiders should comply with British Columbia's securities regulations. If you have any questions or comments, please contact me at (604) 899-6616 or by e-mail jporges@bcsc.bc.ca.

Yours truly,

John Porges
Manager, Compliance
Corporate Finance

JP/mc
Enclosure

British Columbia Securities Commission

BCSC

Cease Trade Order

Nuvilex, Inc.

Section 164 of the *Securities Act*, R.S.B.C. 1996, c. 418

¶ 1 Nuvilex, Inc. (Nuvilex) is a Nevada corporation that is an OTC reporting issuer under BC Instrument 51-509 *Issuers Quoted on the U.S. Over-the-Counter Markets* (BCI 51-509).

¶ 2 Nuvilex has not filed:

1. copies of its news releases dated April 20, 2011, May 3, 2011, May 11, 2011, May 19, 2011, and May 26, 2011, and related material change reports, as required under Part 7 of NI 51-502 and section 5(b) of BCI 51-509,

2. copies of the following documents that Nuvilex filed with the United States Securities and Exchange Commission:

   (a) Form 8-K *Current Report* dated November 11, 2010, filed April 26, 2011,

   (b) Form 10-K/A *Annual Report* for the fiscal year ended April 30, 2010, filed April 26, 2011,

   (c) Form 10-Q/A *Quarterly Report* for the quarterly period ended July 31, 2010, filed April 26, 2011, and

   (d) Form 10-Q *Quarterly Report* for the quarterly period ended October 31, 2010, filed April 26, 2011,

   as required under section 11.1 of NI 51-502 and section and section 5(b) of BCI 51-509, and

3. Form 51-509F2 *Notice of Investor Relations Activities* disclosing its agreements with Marketsmart Communications Inc., Rob Goldman, and Marlin Molinaro, Marmel Communications,

(the required records).

BCSC

¶ 3 Under section 164(1) of the Act, the Executive Director orders that trading in the securities of Nuvilex cease until:

1. Nuvilex files the required records completed in accordance with the Act and regulations, and

2. The Executive Director makes an order under section 164 of the Act revoking this order.

¶ 4 May 27, 2011

John Porges
Manager
Corporate Finance

Scan ID#249442-3